Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, SEPTEMBER 16, 2015

CLARCOR REPORTS THIRD QUARTER
FINANCIAL RESULTS

Unaudited Third Quarter and First Nine Months 2015 Highlights
(Amounts in millions, except per share data and percentages)

	Three Months Ended			Nine Months Ended
	8/29/15	8/30/14	Change	8/29/15	8/30/14	Change
Net sales	$ 357.6	$ 400.2	-11%	$ 1,108.5	$ 1,099.5	1%
Operating profit	50.4	62.2	-19%	148.6	144.6	3%
Net earnings — CLC	36.4	41.7	-13%	101.7	100.6	1%
Diluted EPS	$ 0.72	$ 0.82	-12%	$ 2.00	$ 1.98	1%
Operating margin	14.1%	15.6%	-1.5 pts	13.4%	13.2%	+0.2 pts

FRANKLIN, TN, Wednesday, September 16, 2015—CLARCOR Inc. (NYSE: CLC) reported that its diluted earnings per share for the third quarter of 2015 declined 12% from the third quarter of 2014 to $0.72. Net sales declined $42.6 million, or 11%, from last year’s third quarter, including a decline of $13.4 million, or 3%, from changes in the average foreign currency exchange rates from last year’s third quarter.

The third quarter of 2015 included a $6.7 million impairment loss from the write-off of non-core investments and a $12.1 million net gain related to the disposition of our packaging business, J.L. Clark. To allow investors to better compare and evaluate our historical financial performance, we are also presenting non-GAAP adjusted financial results in the table following this paragraph. These non-GAAP adjusted financial results for 2015 exclude the impairment loss on the non-core investments, the gain on the sale of J.L. Clark and operational results for J.L. Clark. Non-GAAP adjusted financial results for 2014 exclude certain acquisition-related items associated with the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions, and operational results for J.L. Clark. Please refer to pages 11 through 14 of this earnings release for reconciliations and additional information with respect to these non-GAAP adjusted financial results.

Non-GAAP Adjusted Financial Results:

	Three Months Ended			Nine Months Ended
	8/29/15	8/30/14	Change	8/29/15	8/30/14	Change
Adjusted net sales	$ 352.2	$ 379.7	-7%	$ 1,067.6	$ 1,045.0	2%
Adjusted operating profit	50.5	61.2	-17%	146.4	155.4	-6%
Adjusted net earnings — CLC	33.1	41.1	-19%	97.1	105.6	-8%
Adjusted diluted EPS	$ 0.66	$ 0.81	-19%	$ 1.91	$ 2.08	-8%
Adjusted operating margin	14.3%	16.1%	-1.8 pts	13.7%	14.9%	-1.2 pts

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented, “The third quarter was challenging from many perspectives, as most of our primary end-markets were negatively influenced by various macroeconomic pressures that proved to be much stronger than we had anticipated heading into the quarter and resulted in lower than expected net sales. Lower net sales contributed significantly to lower third quarter 2015 operating margin as we were not able to leverage additional growth-related manufacturing and administrative costs. Third quarter 2015 non-GAAP adjusted net sales—after removing sales from our packaging business from all periods—declined approximately 7% from last year’s third quarter, with approximately 3% of this reduction due to lower average foreign currency exchange rates. This net sales decline was heavily influenced by pressures in our gas turbine first-fit, heavy-duty engine export and heavy-duty engine off-road markets.

“From a segment perspective, net sales in our Engine/Mobile Filtration segment declined 9% from the third quarter of 2014, with approximately 3% of this reduction due to changes in average foreign currency exchange rates. Lower currency-adjusted net sales were geographically driven by a 2% decline in the U.S. and a 12% decline in international markets. Lower domestic sales were the result of reduced aftermarket demand—in general—but were particularly influenced by lower sales in the heavy-duty engine off-road and oil & gas markets and lower demand from other filtration companies. Lower international sales were primarily driven by a 30% decline in export filtration sales across all end-markets including lower sales from the Stanadyne filtration business acquired last year. Approximately 80% of the export sales decline from last year’s third quarter was the result of significantly lower filter purchases from a major international equipment customer, in part due to a significant filter order delivered to this customer in the third quarter of 2014. In other international markets, a 32% decline in heavy-duty engine filtration sales in China was almost entirely offset by a 19% increase in filtration sales in Europe compared with last year’s third quarter.

“Net sales in our Industrial/Environmental Filtration segment declined 6% from the third quarter of 2014, with approximately 4% of this decline due to changes in average foreign currency exchange rates. Lower currency adjusted net sales in this reporting segment were primarily driven by a $17 million, or 70%, reduction in first-fit gas turbine filter and system sales, which reduction was partially offset by higher filtration sales in our gas turbine aftermarket and natural gas, HVAC and TFS distribution markets. The third quarter year-over-year reduction in first-fit gas turbine filtration sales was consistent with our expectations heading into the quarter. In addition, we believe that this year-over-year third quarter decline will be significantly offset in the fourth quarter, when we anticipate over 50% of our full year first-fit gas turbine filter system sales to be recognized based upon a strong backlog heading into the quarter. Despite the pressures we have experienced within our gas turbine first-fit market, sales in our gas turbine aftermarket continue to grow, including year-over-year 14% sales growth in the third quarter and approximately 20% sales growth in the first nine months. Net sales in our natural gas filtration business—after adjusting for foreign currency and excluding sales pursuant to our Filter Resources acquisition—increased approximately 4% in the third quarter and 10% in the first nine months from comparable prior year periods. Third quarter net sales in other filtration markets in this reporting segment increased from last year’s third quarter, including a 6% increase in HVAC filtration sales and a 4% increase at our TFS distribution business.

“We are obviously disappointed in our third quarter financial results and with our need to lower our full year financial guidance. However, despite the macroeconomic headwinds we have faced in 2015, our full year consolidated net sales—taking into account our revised full-year financial guidance and after removing sales from our packaging business from all periods—are expected to expand 1% on a GAAP basis and 4% when adjusted for changes in average foreign currency exchange rates compared to 2014. Despite difficult market conditions, we have benefitted from our continued investment in and execution upon our long-term strategic growth initiatives including our acquisition strategy, our penetration of new distribution channels in the Engine/Mobile Filtration segment and our continued development of commercially-applicable technology. Given our expectation that softer end-market demand could continue into 2016, it is important for us to continue to execute upon these long-term strategic growth initiatives going forward.

“Our 14.3% third quarter adjusted operating margin declined 1.8 percentage points from last year’s third quarter. This decline was approximately equally split between gross margin percentage and selling and administrative expenses as a percentage of net sales. The primary driver of lower adjusted operating margin in the third quarter was the 7% decline in adjusted net sales and the corresponding unfavorable impact on absorption of fixed manufacturing and selling and administrative costs. In addition, we incurred $1.8 million of legal and other administrative costs in the third quarter that we do not anticipate recurring on a consistent go-forward basis. These costs negatively impacted consolidated and reporting segment adjusted third quarter 2015 operating margins by approximately 0.5 percentage points. Although we undertook actions to reduce discretionary costs as we progressed through the third quarter—as evidenced by the $2.3 million reduction in adjusted selling and administrative expenses from last year’s third quarter—the weakness on the top-line was more significant and accelerated more quickly than we were able to adjust our cost structure. Based upon our current expectations for end-market demand, we are critically analyzing our cost structure, including evaluating restructuring and other significant cost reduction opportunities throughout our company.

Non-core Investments

“Our strategic focus is to be the leading global provider of filtration products, systems and services. Consistent with this strategy, we invested significant resources last year to strengthen and extend our core filtration portfolio with the acquisitions of GE Air Filtration and Stanadyne Filtration. As part of this focus, we determined that the J.L. Clark packaging business did not strategically fit within CLARCOR. Accordingly, we divested this business in the third quarter for approximately $48.0 million. We recognized a $15.3 million gain on the sale and incurred approximately $3.2 million of disposition-related costs. The $12.1 million net gain on sale is included in other income in the third quarter of 2015. Separately, we recognized an impairment charge of $6.7 million in the third quarter—also in other income—based upon a fair value analysis of our investments in BioProcess H2O and Algae, which resulted in a loss equal to the full carrying value of such investments. Despite the impairment, we retain our equity ownership interests in these investments.”

2015 Guidance

We are revising our guidance for 2015 GAAP consolidated diluted earnings per share from our prior estimate of $3.00 to $3.15 to our current estimate of $2.70 to $2.80. These revised expected 2015 results are based upon projected consolidated net sales between $1,480 million and $1,510 million and consolidated operating margin between 13.5% and 14.1%. Expected sales growth (on a GAAP basis) from 2014 and operating margin by reporting segment and on a consolidated basis are as follows:

	2015 Estimated Sales Growth	2015 Estimated Operating Margin

Engine/Mobile Filtration	-1.0% to 1.0%	17.5% to 18.5%
Industrial/Environmental Filtration	1.0% to 3.0%	11.0% to 11.5%
Packaging	-46.0%*	5.0%*
CLARCOR	-2.0% to 0.0%	13.5% to 14.1%

* Includes financial results for the Packaging segment only through June 27, 2015, the date of disposition of J.L. Clark

Our full year 2015 guidance reduces net sales in our Engine/Mobile Filtration segment by $40 million from our prior guidance primarily driven by softer market conditions in most of our end-markets in this reporting segment, particularly in the domestic heavy-duty engine aftermarket. Lower expected operating margin in this reporting segment is primarily driven by the lower expected sales and corresponding lower absorption of fixed manufacturing and selling and administrative costs. Our guidance reduces net sales in our Industrial/Environmental Filtration segment by $35 million from our prior guidance primarily driven by more challenging market conditions in several of our filtration aftermarkets in this reporting segment including gas turbine, industrial air and natural gas. Our guidance includes the 2015 financial results of J.L. Clark through the date of disposition, which is the primary driver of the significant year-over-year negative sales variance in our Packaging segment.

Our full year 2015 guidance continues to assume changes in foreign currency exchange rates from full year 2014 to negatively impact projected 2015 net sales by approximately $45 million, or 3%, and to negatively impact our projected 2015 diluted earnings per share by approximately $0.07.

Our guidance includes in other income the $12.1 million net gain on sale of J.L. Clark, the $6.7 million impairment loss on our non-core investments and approximately $6.0 million of net interest expense. We project 2015 cash from operations to be between $150 million and $160 million, capital expenditures to be between $75 million and $80 million and our effective tax rate to be between 32.0% and 32.5%, and we assume 50.7 million average diluted shares outstanding.

CLARCOR will be holding a conference call to discuss the third quarter 2015 results at 10:00 a.m. CT on September 17, 2015. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 5215533. The replay will be available through October 1, 2015 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future growth and results of operations, including the anticipated 2015 performance of the Company and each of its segments, our projections with respect to 2015 sales expectations and 2015 operating margin for the Company and each of its segments, our projections with respect to 2015 diluted earnings per share, our projections with respect to 2015 consolidated net sales and consolidated operating margin; the anticipated impact that year-over-year changes in foreign currency exchange rates from full year 2014 will have on projected 2015 net sales and projected 2015 diluted earnings per share; our projections with respect to 2015 cash from operations, 2015 capital expenditures, 2015 effective tax rate, 2015 interest expense and 2015 average diluted shares outstanding; statements regarding our current expectation that softer-end market demand could continue into 2016; statements regarding our expectations with respect to first-fit gas turbine filter system sales in the fourth quarter based upon a strong backlog heading into the quarter; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including, but not limited to, risks associated with global and national macroeconomic pressures, trends with respect to the health of the markets we serve including with respect to challenging market conditions in various markets in the Engine/Mobile Filtration segment and the Industrial/Environmental Filtration segment, our ability to execute upon long-term strategic growth initiatives, our ability to execute upon restructuring and other cost reduction opportunities for the company, customer concentration issues in certain geographic locations and in respect of certain of our businesses, our ability to integrate the businesses we have acquired, currency fluctuations, particularly increases or decreases in the U.S. dollar against other currencies, commodity price increases and/or limited availability of raw materials and component products, including steel, compliance costs associated with environmental laws and regulations, political factors, our international operations, highly competitive markets, governmental laws and regulations, potential information systems interruptions and intrusions, potential global events resulting in instability and unpredictability in the world’s markets, including financial bailouts of sovereign nations, political changes, military and terrorist activities, health outbreaks and other factors, changes in accounting standards or adoption of new accounting standards, adverse effects of natural disasters, legal challenges with respect to intellectual property, product liability exposure, changes in tax rates or exposure to additional income tax liabilities, potential labor disruptions, the risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year 2014 filed on January 26, 2015, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2015 UNAUDITED THIRD QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	August 29, 2015	August 30, 2014	August 29, 2015	August 30, 2014
Net sales	$357,557	$400,152	$1,108,479	$1,099,479
Cost of sales	237,802	264,827	742,139	742,197

Gross profit	119,755	135,325	366,340	357,282

Selling and administrative expenses	69,333	73,099	217,782	212,643

Operating profit	50,422	62,226	148,558	144,639

Other income (expense):
Interest expense	(1,338)	(1,336)	(3,965)	(2,406)
Interest income	108	101	339	304
Other, net	5,649	(279)	5,111	3,866
	4,419	(1,514)	1,485	1,764

Earnings before income taxes	54,841	60,712	150,043	146,403

Provision for income taxes	18,332	18,947	48,224	45,751

Net earnings	36,509	41,765	101,819	100,652

Net earnings attributable to noncontrolling interests, net of tax	(64)	(62)	(168)	(76)

Net earnings attributable to CLARCOR Inc.	$36,445	$41,703	$101,651	$100,576

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.73	$0.83	$2.03	$1.99
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.72	$0.82	$2.00	$1.98

Weighted average number of shares outstanding - Basic	50,099,852	50,395,007	50,188,327	50,457,436
Weighted average number of shares outstanding - Diluted	50,525,049	50,881,594	50,701,490	50,917,020

Dividends paid per share	$0.2000	$0.1700	$0.6000	$0.5100

CLARCOR INC. 2015 UNAUDITED THIRD QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	August 29, 2015	November 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$112,180	$94,064
Accounts receivable, less allowance for losses of $11,926 and $10,811, respectively	260,364	305,580
Inventories	286,906	274,718
Deferred income taxes	38,774	37,749
Prepaid expenses and other current assets	27,181	16,796
Total current assets	725,405	728,907

Plant assets, at cost, less accumulated depreciation of $282,476 and $357,564, respectively	295,234	288,356
Assets held for sale	533	—
Goodwill	507,959	507,172
Acquired intangible assets, less accumulated amortization	337,191	347,578
Other noncurrent assets	11,078	16,756
Total assets	$1,877,400	$1,888,769
LIABILITIES
Current liabilities:
Current portion of long-term debt	$296	$233
Accounts payable	89,701	97,885
Accrued liabilities	99,025	120,036
Income taxes payable	6,821	6,226
Total current liabilities	195,843	224,380

Long-term debt, less current portion	402,766	411,330
Long-term pension and postretirement healthcare benefits liabilities	27,545	33,266
Deferred income taxes	100,608	104,250
Other long-term liabilities	13,839	8,853
Total liabilities	740,601	782,079

Contingencies
Redeemable noncontrolling interests	—	1,587
SHAREHOLDERS' EQUITY
Capital stock	49,916	50,204
Capital in excess of par value	—	10,644
Accumulated other comprehensive loss	(77,508)	(54,080)
Retained earnings	1,163,559	1,097,292
Total CLARCOR Inc. equity	1,135,967	1,104,060
Noncontrolling interests	832	1,043
Total shareholders' equity	1,136,799	1,105,103
Total liabilities and shareholders' equity	$1,877,400	$1,888,769

CLARCOR INC. 2015 UNAUDITED THIRD QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Nine Months Ended
	August 29, 2015	August 30, 2014
Cash flows from operating activities:
Net earnings	$101,819	$100,652
Depreciation	23,133	22,359
Amortization	19,282	14,126
Net (gain) loss on disposition of plant assets	(2,132)	67
Net gain on disposal of J.L. Clark	(12,132)	—
Bargain purchase gain	—	(2,815)
Impairment of investments	6,729	—
Stock-based compensation expense	7,722	4,909
Excess tax benefit from stock-based compensation	(1,138)	(705)
Other noncash items	(304)	972
Changes in assets and liabilities	(41,716)	(40,716)
Net cash provided by operating activities	101,263	98,849

Cash flows from investing activities:
Restricted cash	—	1,364
Business acquisitions, net of cash acquired	(20,881)	(595,328)
J.L. Clark disposition, net of cash divested	47,103	—
Additions to plant assets	(51,273)	(52,524)
Proceeds from disposition of plant assets	7,322	354
Investment in affiliates	(525)	(473)
Net cash used in investing activities	(18,254)	(646,607)

Cash flows from financing activities:
Net payments on multicurrency revolving credit facility	—	(36,000)
Borrowings under term loan facility	—	315,000
Payments on term loan facility	—	(20,000)
Payments on long-term debt	(8,600)	(1,562)
Payment of financing costs	—	(723)
Sale of capital stock under stock option and employee purchase plans	6,441	4,208
Acquisition of noncontrolling interest	(1,239)	—
Payments for repurchase of common stock	(30,196)	(21,959)
Excess tax benefit from stock-based compensation	1,138	705
Dividend paid to noncontrolling interests	(206)	(166)
Cash dividends paid	(30,141)	(25,751)
Net cash (used in) provided by financing activities	(62,803)	213,752
Net effect of exchange rate changes on cash	(2,090)	69
Net change in cash and cash equivalents	18,116	(333,937)
Cash and cash equivalents, beginning of period	94,064	411,562
Cash and cash equivalents, end of period	$112,180	$77,625

Cash paid during the period for:
Interest	$3,738	$1,831
Income taxes, net of refunds	$48,380	$44,226

CLARCOR INC. 2015 UNAUDITED THIRD QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Quarter Ended		Nine Months Ended
	August 29, 2015	August 30, 2014	August 29, 2015	August 30, 2014
Net sales by segment:
Engine/Mobile Filtration	$151,734	$165,910	$457,482	$436,805
Industrial/Environmental Filtration	200,496	213,752	610,088	608,207
Packaging	5,327	20,490	40,909	54,467
	$357,557	$400,152	$1,108,479	$1,099,479

Operating profit by segment:
Engine/Mobile Filtration	$27,728	$36,741	$83,038	$86,587
Industrial/Environmental Filtration	22,765	23,873	63,377	55,024
Packaging	(71)	1,612	2,143	3,028
	$50,422	$62,226	$148,558	$144,639

Operating margin by segment:
Engine/Mobile Filtration	18.3%	22.1%	18.2%	19.8%
Industrial/Environmental Filtration	11.4%	11.2%	10.4%	9.0%
Packaging	(1.3)%	7.9%	5.2%	5.6%
	14.1%	15.6%	13.4%	13.2%

CLARCOR INC. 2015 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of Third Quarter 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended August 29, 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended August 29, 2015 non-GAAP financial measures provided in this release exclude the financial results from our J.L. Clark packaging business disposed of on June 27, 2015, a net gain on the sale of such packaging business, and an impairment loss related to our BioProcess H2O and Algae investments. Although these financial measures excluding these selected items in the third quarter ended August 29, 2015 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these selected items provides a more comparable measure of the changes in net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the quarter ended August 29, 2015 compared to the quarter ended August 30, 2014.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Third Quarter 2015 GAAP	J.L. Clark Results and Gain on Disposition		BioProcess Investment Impairment	Third Quarter 2015 Non-GAAP Adjusted

Net sales	$357,557	$(5,327)	[1]	$—	$352,230
Cost of sales	237,802	(4,588)	[1]	—	233,214
Gross profit	119,755	(739)		—	119,016
Selling and administrative expenses	69,333	(810)	[1]	—	68,523
Operating profit	50,422	71		—	50,493
Other income (expense):
Interest expense	(1,338)	—		—	(1,338)
Interest income	108	—		—	108
Other, net	5,649	(12,131)	[2]	6,729	247
	4,419	(12,131)		6,729	(983)
Earnings before income taxes	54,841	(12,060)		6,729	49,510
Provision for income taxes	18,332	(4,339)		2,355	16,348
Net earnings	36,509	(7,721)		4,374	33,162
Net earnings attributable to
noncontrolling interests, net of tax	(64)	—		—	(64)
Net earnings attributable to
CLARCOR Inc	$36,445	$(7,721)		$4,374	$33,098
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.73	$(0.15)		$0.09	$0.66
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.72	$(0.15)		$0.09	$0.66
Gross margin percentage	33.5%	0.3%		0.0%	33.8%
Selling and administrative expenses as a percentage of net sales	19.4%	0.1%		0.0%	19.5%
Operating margin	14.1%	0.2%		0.0%	14.3%
1 - Third quarter 2015 financial results for J.L. Clark through disposition date of June 27, 2015 (approximately one month of operations during the third quarter)
2 - Net gain on third quarter 2015 disposition of J.L. Clark

CLARCOR INC. 2015 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of Third Quarter 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin for the quarter ended August 30, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended August 30, 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and transaction related costs associated with the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions, and financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015. Although these financial measures excluding these selected items in the third quarter ended August 30, 2014 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these selected items provides a more comparable measure of the changes in net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the quarter ended August 30, 2014 compared to the quarter ended August 29, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	Third Quarter 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition	Stanadyne Filtration Acquisition	J.L. Clark Disposition		Third quarter 2014 Non-GAAP Adjusted

Net sales	$400,152	$—		$—	$—	$(20,490)	[3]	$379,662
Cost of sales	264,827	(126)	[1]	—	—	(17,015)	[3]	247,686
Gross profit	135,325	126		—	—	(3,475)		131,976
Selling and administrative expenses	73,099	(452)	[2]	—	—	(1,863)	[3]	70,784
Operating profit	62,226	578		—	—	(1,612)		61,192
Other income (expense):
Interest expense	(1,336)	—		—	—	—		(1,336)
Interest income	101	—		—	—	—		101
Other, net	(279)	—		—	—	—		(279)
	(1,514)	—		—	—	—		(1,514)
Earnings (loss) before income taxes	60,712	578		—	—	(1,612)		59,678
Provision for income taxes	18,947	155		—	—	(558)		18,544
Net earnings (loss)	41,765	423		—	—	(1,054)		41,134
Net earnings attributable to
noncontrolling interests, net of tax	(62)	—		—	—	—		(62)
Net earnings attributable to
CLARCOR Inc	$41,703	$423		$—	$—	$(1,054)		$41,072
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.83	$0.01		$—	$—	$(0.02)		$0.82
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.82	$0.01		$—	$—	$(0.02)		$0.81
Gross margin percentage	33.8%	0.0%		0.0%	0.0%	0.9%		34.8%
Selling and administrative expenses as a percentage of net sales	18.3%	(0.1)%		0.0%	0.0%	0.4%		18.6%
Operating margin	15.6%	0.1%		0.0%	0.0%	0.4%		16.1%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs and accelerated amortization of backlog pursuant to purchase accounting.
3 - Third quarter 2014 financial results for J.L. Clark

CLARCOR INC. 2015 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of First Nine Months of 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the first nine months of 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The first nine months of 2015 non-GAAP financial measures provided in this release exclude financial results from our J.L. Clark packaging business disposed of on June 27, 2015, a net gain on the sale of such packaging business recognized in the third quarter of 2015, and an impairment loss related to our BioProcess H2O and Algae investments recognized in the third quarter of 2015. Although these financial measures excluding these selected items in the first nine months of 2015 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these selected items provides a more comparable measure of the changes in net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the first nine months of 2015 compared to the first nine months of 2014.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	First Nine Months 2015 GAAP	J.L. Clark Results and Gain on Disposition		BioProcess Investment Impairment	First Nine Months 2015 Non-GAAP Adjusted

Net sales	$1,108,479	$(40,909)	[1]	$—	$1,067,570
Cost of sales	742,139	(33,954)	[1]	—	708,185
Gross profit	366,340	(6,955)		—	359,385
Selling and administrative expenses	217,782	(4,812)	[1]	—	212,970
Operating profit	148,558	(2,143)		—	146,415
Other income (expense):
Interest expense	(3,965)	—		—	(3,965)
Interest income	339	—		—	339
Other, net	5,111	(12,131)	[2]	6,729	(291)
	1,485	(12,131)		6,729	(3,917)
Earnings before income taxes	150,043	(14,274)		6,729	142,498
Provision for income taxes	48,224	(5,305)		2,355	45,274
Net earnings	101,819	(8,969)		4,374	97,224
Net earnings attributable to
noncontrolling interests, net of tax	(168)	—		—	(168)
Net earnings attributable to
CLARCOR Inc	$101,651	$(8,969)		$4,374	$97,056
Net earnings per share attributable to CLARCOR Inc. - Basic	$2.03	$(0.18)		$0.09	$1.94
Net earnings per share attributable to CLARCOR Inc. - Diluted	$2.00	$(0.18)		$0.09	$1.91
Gross margin percentage	33.0%	0.6%		0.0%	33.7%
Selling and administrative expenses as a percentage of net sales	19.6%	0.3%		0.0%	19.9%
Operating margin	13.4%	0.3%		0.0%	13.7%
1 - 2015 financial results for J.L. Clark through disposition date of June 27, 2015 (approximately seven months of operations during this nine month period)
2 - Net gain on third quarter 2015 disposition of J.L. Clark

CLARCOR INC. 2015 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of First Nine Months 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the first nine months of 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The first nine months of 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and transaction related costs associated with the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions, a bargain purchase gain recognized pursuant to the Bekaert Advanced Filtration acquisition, and the financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015. Although these financial measures excluding these selected items in the first nine months of 2014 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these selected items provides a more comparable measure of the changes in net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin for the first nine months of 2014 compared to the first nine months of 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	First Nine Months 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition		Stanadyne Filtration Acquisition		J.L. Clark Disposition		First Nine Months 2014 Non-GAAP Adjusted

Net sales	$1,099,479	$—		$—		$—		$(54,467)	[4]	$1,045,012
Cost of sales	742,197	(4,342)	[1]	(240)	[1]	(1,368)	[1]	(45,728)	[4]	690,519
Gross profit	357,282	4,342		240		1,368		(8,739)		354,493
Selling and administrative expenses	212,643	(4,715)	[2]	(130)	[2]	(3,035)	[2]	(5,712)	[4]	199,051
Operating profit	144,639	9,057		370		4,403		(3,027)		155,442
Other income (expense):
Interest expense	(2,406)	—		—		—		—		(2,406)
Interest income	304	—		—		—		—		304
Other, net	3,866	—		(2,814)	[3]	—		—		1,052
	1,764	—		(2,814)		—		—		(1,050)
Earnings (loss) before income taxes	146,403	9,057		(2,444)		4,403		(3,027)		154,392
Provision for income taxes	45,751	2,436		123		1,501		(1,049)		48,762
Net earnings (loss)	100,652	6,621		(2,567)		2,902		(1,978)		105,630
Net earnings attributable to
noncontrolling interests, net of tax	(76)	—		—		—		—		(76)
Net earnings attributable to
CLARCOR Inc	$100,576	$6,621		$(2,567)		$2,902		$(1,978)		$105,554
Net earnings per share attributable to CLARCOR Inc. - Basic	$1.99	$0.13		$(0.05)		$0.06		$(0.04)		$2.09
Net earnings per share attributable to CLARCOR Inc. - Diluted	$1.98	$0.13		$(0.05)		$0.06		$(0.04)		$2.08
Gross margin percentage	32.5%	0.4%		0.0%		0.1%		0.9%		33.9%
Selling and administrative expenses as a percentage of net sales	19.3%	(0.4)%		0.0%		(0.3)%		0.3%		19.0%
Operating margin	13.2%	0.8%		0.0%		0.4%		0.5%		14.9%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs, deal costs including investment banking and legal expenses, and accelerated amortization of backlog pursuant to purchase accounting.
3 - Bargain purchase gain (non-taxable)
4 - First nine months 2014 J.L. Clark financial results